EXHIBIT 10.13
                                IPVoice.com, Inc.
                    TruePartner Master Distributor Agreement

This Marketing Agreement (Agreement) is entered into this 19th day of July, 1999, between IPVoice.com, Inc., a Nevada Corporation, known as (AIPVC@) and MetroPlus Communication Technology, Inc., of 1250 West Hastings Street, Vancouver, BC V6E 2M4, the TruePartner Master Distributor, known as (TPMD).

1.   Exclusive Territory

     IPVC grants to TPMD the exclusive right to market, advertise and sell IPVC network and equipment (TrueConnect Gateways) or TrueWeb access (Services) as defined in Appendix A and A-2 for wholesale TrueConnect Gateway pricing. TPMD shall also have the exclusive right to market, advertise and sell Services to be offered through IPVC in the future, the compensation for such activities to be set by agreement of the parties when such services are made available. It is acknowledged that although TPMD is granted a right to market Services within the Territory as Master Distributor of IPVC, TPMD may also market the Service in the Territory using other agents. The identical terms and conditions of this agreement will apply to agents or partners of TPMD.

2.   Equipment Testing Period (Beta) Terms and Conditions

     Gateways
     GatewaysGatewaysA period of thirty (30) days from time of installation is set aside for the customer to test TrueConnect Gateway features and functions that were sold at the time of Beta installation. During this period of time customer and TPMD agree to work and consult with IPVC staff on any questions, concerns or issues that might arise to ensure that the TrueConnect Gateways meet or exceed Customer's reasonable performance requirements. Should the TrueConnect Gateways not meet TPMD=s requirements and should IPVC be unable to correct the problem, the customer shall be allowed to return the Gateway (at the expense of TPMD) to IPVC and IPVC will refund customer=s Posted Letter of Credit less a 10% restocking fee. Furthermore should the TrueConnect Gateway fail to be reasonably acceptable under the Beta test requirements (setforth in that document) the customer agreement shall be null and void.

     Should TrueConnect Gateways perform and pass Beta Test requirements, IPVC shall have the right to draw against the entire Letter of Credit and apply it as payment in full for the tested Gateway(s) on the Customer's site. Customer further agrees that all TrueConnect Gateways must be paid for in full prior to shipping and installation.

     Voice Quality

     IPVC does not guarantee voice quality to the customer because it is not a function of the Gateway itself but the capabilities of the chosen Internet Provider in that area. Should customer not have access to IPVC recommended Site and Internet requirements, IPVC agrees to work with customer on alternative routes, providers and carriers.



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Confidential                                      February 9, 1999

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                                IPVoice.com, Inc.
                    TruePartner Master Distributor Agreement

     A. TPMD's Obligations

     TPMD shall work diligently with IPVC staff during the installation and testing period to ensure that the Services are sold within the Territory as described. TPMD has the authority to hire Technicians or employees to comply with its obligations. TPMD shall have approved technical, installation and user manuals and Beta Testing reports and is responsible for having materials translated into the major languages spoken within the Territory. TPMD's agents or partners will comply with the terms and limitations of this Agreement. IPVC shall have the right to require TPMD=s agents and partners to sign an Addendum to this Agreement to that effect. TPMD shall diligently promote the Services within the Territory. TPMD has the authority to hire agents or employees on its own behalf and not on behalf of IPVC to comply with TPMD=s obligations under this Agreement. TPMD shall have approved promotional materials translated into the major languages spoken within the Territory. TPMD's agents or partners will comply with the terms and limitations of this Agreement.

     B. IPVC's Obligations

     An IPVC technical representative will travel to customer's location to install a Gateway and to train customer's staff on the use of TrueConnect. IPVC will supply TPMD and customer with what reporting will be required during the testing period. IPVC will pay the cost of travel and lodging for the IPVC technical personnel for a maximum of two (2) travel days and a five- (5) business day stay. Should the customer desire that the IPVC technical person stay longer, the additional expenses will be billed to the customer unless otherwise approved by IPVC in advance.

3.   Compensation

     In consideration for marketing, advertising and selling the Services as set forth above, TPMD shall be entitled to purchase Services at a wholesale rate as set forth in Appendix B.

4.   Billing and Collecting

     A. Collecting will be prepaid based on estimated usage. Licensing fees will be with terms of Net 30 days. IPVC must accept TPMD's prior credit approval before credit approval is extended to the customer. TPMD agrees that all items will be made payable to a Lock box, (Appendix C) or shall be required to post a Letter or of Credit with IPVC on behalf of the customer, or the customer shall post a Letter of Credit directly with IPVC for the full purchase price including shipping and handling of the TrueConnect Gateway prior to shipping and installation.

     B. IPVC will, at the end of a thirty-day period, provide TPMD with a detailed invoice. IPVC will also forward to TPMD a complete listing of all revenues credited to TPMD with the associated calculation of TPMD's commission and/or revenues owed TPMD. Every effort will be made as it pertains to processing daily ban lock box activity for the purpose of crediting the TPMD. Funds held by IPVC at the end of the month, the Bank=s regular statement covering the deposits to and withdrawals from the TPMD=s accounts is to be mailed to the TPMD.

5.   Letter of Credit

     TPMD agrees to provide an Irrevocable Letter of Credit (LOC) from a mutually acceptable financial institution for the full amount of each TrueConnect Gateway order prior to shipment of any TrueConnect Gateway.


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                                IPVoice.com, Inc.
                    TruePartner Master Distributor Agreement

     Lock Box described in (Appendix C) will be used on TPMD=s customer usage in all products. Should TPMD or the TPMD=s customer default in any way the IPVC would still have the options to require the TPMD to post a Letter of Credit in that amount of one and one-half times the estimated monthly billing for those customers that IPVC will not extend credit to. The LOC shall be adjusted periodically using IPVC procedures to account for variations in the value of billings. In no case shall the LOC be less than one and one-half times the estimated monthly billing. The LOC shall state that if payment is not received by IPVC within 30 calendar days after billing. IPVC shall have the ability to draw against the LOC for the outstanding amount due IPVC.

6.   Third Party Infringements

     TPMD shall have the sole right, in its discretion, to initiate, prosecute or settle legal actions against any person infringing on any intellectual property rights to the Services within the Territory (except any settlement which would have the effect of denying to IPVC the benefits of this Agreement). Each party shall promptly notify the other of any actual or potential infringement, which becomes known to it. Should TPMD fail to take appropriate and diligent action with respect to any such infringement by a third person, in the sole and absolute discretion of IPVC, IPVC shall have the right to take such action, at its own expense and in its own name, and including the right to enforce and collect any judgment thereon. Each party shall cooperate (including appearance for testimony at trials and depositions) with the other party as such party may reasonably request with regard to any legal action brought by a party pursuant to this Section. The party requesting such cooperation shall pay all out-of-pocket costs of the party providing such cooperation.

7.   Confidentiality

     Neither party shall disclose any trade secrets (if it has been designated as such in writing at the time of its original disclosure by one party to the other) to persons other than those bound by the terms of this Agreement or persons who have executed Confidentiality Agreements which require such persons to maintain the confidentiality of such trade secrets to substantially the same extent as required by this Section. Nothing in the foregoing sentence shall prohibit disclosure of any information, which is publicly known at or after the time of disclosure, which is already known to the recipient, or which is required to be disclosed by law.

8.   Agreement Not to Compete

     A. TPMD agrees that during the period commencing on the date of this Agreement and continuing until the date two (2) years after this Agreement is terminated, it will not directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director, investor, or financier or in any other individual or representative capacity, or otherwise, engage or participate in any business which directly or indirectly competes with the business of IPVC or any TPMD supplying services to IPVC within any country being serviced by IPVC or any TPMD supplying the service to IPVC at the time this Agreement is terminated. TPMD covenants that during the term referenced above, it will not, either for itself or for any other person or entity, except as may be required by the terms of this Agreement either directly or indirectly: (1) call on, solicit, take away or hire any customers, employees, principals, lessors, distributors or suppliers or other personnel or independent contractors, of IPVC or any TPMD supplying the Services to IPVC, (2) acquire or attempt to acquire rights for providing any product or services in competition with IPVC or any TPMD supplying the Services to IPVC, or (3) engage in any act which would interfere with or harm any business relationship with any customer, lessor, employee, principal or supplier of IPVC or any TPMD supplying the Services to IPVC.

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                                IPVoice.com, Inc.
                    TruePartner Master Distributor Agreement

     B. IPVC and TPMD agree that a breach of the covenants described in this Section will result in substantial damages to IPVC, which would be difficult, if not impossible to ascertain. TPMD agrees that in the event of such a breach or threatened breach, IPVC shall have the right to a Restraining Order and an Injunction, without bond or other security (all of which is waived) both temporary and permanent, enjoining and restraining any such breach or threatened breach. Such injunctive relief shall be in addition to any other remedy available to IPVC at law or in equity. Nothing in this Agreement shall be construed to prohibit or prevent IPVC from initiating an action or otherwise recovering any damages that may be sustained as a result of the breach or threatened breach by TPMD. TPMD also agrees that IPVC may pursue any remedy available to it, and the pursuit of any one such remedy at any time will not be deemed an election of remedies or waiver of right to pursue any other remedy.

     C. Should TPMD breach or violate any term of this Agreement at any time when monies are due and owing to it from IPVC, then all unpaid monies due TPMD shall be subject to offset by the amount of any damages incurred by IPVC, the amount of any attorney fees and other related expenses incurred by IPVC in enforcing this Agreement, and by the amount of any other claims IPVC may have against TPMD.

9.   No Relationship

     The parties to this Agreement are independent contractors only and nothing in this Agreement shall be construed as establishing any agency, joint venture, partnership, fiduciary or other relationship between the parties.

10.  Warranty

     Each party represents and warrants to the other that it has the power and authority to execute and deliver, and to perform its obligations under this Agreement, and that neither the execution or delivery of this Agreement nor the performance of its obligations hereunder will constitute a breach of the terms or provisions of any contract or violate any law or the rights of any third party.

11.  Term and Termination

     The term of this Agreement will commence as of the date first above written and shall continue until the third anniversary of the date of its execution. If either TPMD or IPVC commits a material breach of any material provision of this Agreement, and such breach is not cured within ninety
     (90) days after the date which notice of breach is provided to the breaching party in writing, the non-breaching party shall have the right to terminate this Agreement upon further thirty (30) day written notice.

12.  Governing Law

     This Agreement shall be governed and construed in accordance with the laws of Florida, USA (excluding any conflicts with laws or rules) and each party submits to the jurisdiction of any state, county or federal court in the state of Florida, USA.




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                                IPVoice.com, Inc.
                    TruePartner Master Distributor Agreement

13.  Entire Agreement

     This Agreement sets forth the entire Agreement or any understanding between the parties as to its subject matter and supersedes all other documents, verbal commitments or understandings made before conclusion of this Agreement, and none of the terms of this Agreement may be amended or modified except in writing signed by both parties.

14.  Assignment

     This Agreement may not be assigned by either party without the prior written consent of the other party except that any party may assign this Agreement to any successor corporation (including the surviving corporation in any consolidation or merger) or assignee of all or substantially all of its business. In the event of such an assignment, the assigning party shall remain jointly and severally liable with the assignee for the full and timely performance by such assignee of the assigning party's obligations hereunder.

15.  Notices

     Any notice, consent or approval required or permitted under this Agreement shall be in writing and shall be delivered to the following addresses (i) personally by hand (ii) by certified mail, postage prepaid with return receipt requested, or (iii) by fax confirmed by such certified mail:

If to TPMD:
                    MetroPlus CommunicationTechnology, Inc.
                    1250 West Hastings Street
                    Vancouver, BC  V6E 2M4
                    E-mail address  dixie@metroplusct.com
                    Phone number: 604 687 0300
                    Fax number:  604.687 0151

If to:              IPVoice Communications, Inc.
                    5901 South Middlefield Road, Suite 100
                    Littleton, Colorado 80123
                    E-mail Address: info@ipvoice.net
                    Phone Number: 303.738 1266
                    Fax Number: 303.738 1295

     All notices shall be deemed effective upon the date delivered by hand or sent by fax, or if mailed, as of the date which is five (5) days after the date of mailing. Either party may change its address for notice purposes by notifying the other party of such changes of address in accordance with the foregoing.

16.  Waivers

     No waiver of any term or condition of this Agreement shall be valid except when made by an instrument in writing expressly waiving such term or condition signed by the waiving party. A waiver by any party of any term or condition of this Agreement in one instance shall not be deemed a waiver of such term or condition for any similar instance in the future or of any subsequent breach. All rights, remedies obligations and agreements contained in this Agreement shall be cumulative and not in limitation of any other remedy, right, obligation or agreement of any other party.

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                                IPVoice.com, Inc.
                    TruePartner Master Distributor Agreement


17.  Severability

     If any part of this Agreement is contrary to, prohibited by or deemed invalid under the laws of any jurisdiction, such provision shall, as to such jurisdiction be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, without invalidation or affecting the validity or enforceability of such provision in any other jurisdiction.

18.  Specific Performance

     The parties acknowledge that there may be no adequate remedy at law for any violation of sections of this Agreement, and that in addition to any other remedies which might be available, such Sections shall be specifically enforceable in accordance with their terms.

19.  Headings

     Headings contained in this Agreement are for convenience of reference only and shall not affect the meaning or construction under the provision of this Agreement.

20.  Voluntary Agreement

     Each party warrants that before signing this Agreement such party has been fully advised of its contents and meaning, has had legal counsel explain the meaning and legal significance of each and every provision therein, and executes this Agreement freely and voluntarily with full knowledge and understanding of its contents.

21.  Cumulative Remedies

     No remedies or election hereunder shall be deemed exclusive, but shall, whenever possible, be cumulative with all other remedies at law or in equity.

22.  Attorney Fees

     In the event any action, proceeding or litigation, judicial or non-judicial, arises out of the subject matter of this Agreement the prevailing party shall be entitled to payment of all costs, expenses and attorney fees incurred.

23.  Successor/Assigns

     This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, personal representative and assigns. The parties each agree to take such further action and deliver such ancillary document as may be reasonable or necessary in order to carry out the terms and provision of this Agreement.

24.  Authority

     Each individual executing this Agreement in a representative capacity warrants to the other party that such person has sufficient authority to bind the party on behalf of whom they are executing this document.

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                                IPVoice.com, Inc.
                    TruePartner Master Distributor Agreement


25.  Duplicate Originals

     Any fully executed copy of this Agreement shall be deemed for all purposes as a duplicate original. All originals and duplicate must be signed before a notary or will be considered invalid.

26.  Intellectual Property and or Proprietary Rights

     The Software. TPMD acknowledges that the Software is protected by trade mark and trade secret interests of IPVC and that TPMD has no rights to transfer or reproduce the TrueConnect Software, MultiCom Software or TrueConnect Gateway or prepare any derivative works with respect to or disclose confidential information pertaining to, the software or any part thereof. Under no circumstances shall TPMD be deemed to receive title to any portion of the Software, title to which at all times shall vest exclusively to IPVC. IPVC represents to TPMD that it owns and has the right and authority to grant TPMD the license granted herein to the Software without infringing the propriety rights of other. IPVC hereby agrees to indemnify TPMD against any claim of infringement relating to TrueConnect and MultiCom, provided that TPMD gives IPVC prompt notice of any such claim and agrees to immediately terminate any use alleged to be the basis of infringement.


EXECUTED by the parties effective as of the date first written above.

IPVoice.com, Inc.

By:               /s/ Barbara S. Will
Name:             Barbara S. Will
Title:            President and COO

State of           )
County of          )    ss.
Country of         )


         Subscribed and sworn to under oath before me on this _____day of _____________, _______.

                                                --------------------------
                                                          Notary Public
My Commission Expires:


Metroplus Communication Technology, Inc.

By:       /s/ Mark Jensen
---------------------------
Name:     Mark Jensen
Title:    Marketing Director


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                                IPVoice.com, Inc.
                    TruePartner Master Distributor Agreement

State of                    )
County of British Columbia  )    ss.
Country of Canada           )

         Subscribed and sworn to under oath before me on this _____day of _____________, _______.

                                                   ----------------------------
                                                               Notary Public
My Commission Expires:


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                                                               February 9, 1999
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                                IPVoice.com, Inc.
                    TruePartner Master Distributor Agreement

                                   Appendix A

                          Non-Exclusivity of Territory
                                       Or
                            Exclusivity of Territory


IPVoice .com, Inc. and TPMD have agreed that IPVC gives non-exclusivity of territory to TPMD.

                                                   INIT _______INIT _______

 XX IPVoice .com, Inc. and TPMD have agreed that IPVC grants exclusivity to TPMD in the following Territory. TPMD shall purchase the exclusive to market IPVC services in the chosen country. All originating traffic, regardless of who is responsible for the sale, will roll to TPMD revenue stream with exclusivity for
 the territory.   The fee set forth will entitle TPMD to:

     _        Exclusivity.
     _        A Dedicated Sales and Service Contact.
     _        On-site training for sales and service.
     _        Training Manuals changes and updates, as they become available.
     _        Updates on IPVC competitive advantage.
     _        Market Overview and updates.
     _        Detailed information on IPVC products and services.
     _        Wholesale Pricing or Commission payments
     _        Monthly Fees for use of IPVoice Software.
     _        Billing and Collection guidelines.
     _        Newsletter and future product development charts.
     _        Technical Assistance.
     _        Future product development changes.
     _        Regular Agent and TruePartners meetings.

The purchase of the exclusive territory will vary by country and market and has been determined as follows:

1.)  Exclusive Territory is granted to TPMD and is as follows:

      Territory             Signing Fee
     -----------           --------------

      a) Canada             $ 100,000.00

         - Vancouver, Calgary, Edmonton, Winnipeg, Toronto,
           Montreal, Halifax

      b) Washington State   $  50,000

         - Seattle, Tacoma, Spokane, Tri Cities, Vancouver

      a) Oregon             $  50,000

         - Albany, Beaverton, Eugene, Portland


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                                IPVoice.com, Inc.
                    TruePartner Master Distributor Agreement

     This is for the right to market and advertise the services and to establish an office. As used in this Agreement, AService@ shall mean domestic, intra-country and international calling services offered through the date of this Agreement, specifically origination and termination in designated calling patterns, international and calling card. Agent shall also have the exclusive right to market, advertise, and sell the services to be offered through IPVC in the future, the compensation for such activities to be set by agreement of the parties as set forth in Appendix B.

     It is acknowledged that although TPMD is given (a) the right to market a geographic territory, and (b) Product and Services; as an Agent on behalf of IPVC, IPVC also grants authority to TPMD to market said Territory by using TPMD's own agents or direct sales staff.

     TPMD agrees and understands that the IPVC product offering "Flat25" must be sold and supported in its exclusive cites and that our Target cites must be installed first to support that product offering. "Flat25" will be an IPVC offering and IPVC will split signing fees as well as revenues with the TPMD in consideration for its contribution on all Flat25 customers sold by TPMD. For customers sold by IPVC marketing partners IPVC will pay TPMD a percentage per month to be agreed to.

     Signing fees will be waved if signed before July 31, 1999.

TPMD Obligations under Exclusive Territory

     TPMD shall diligently promote the Service within the Territory. TPMD has the authority to hire agents or employees to comply with the obligations of this Agreement at the sole expense of TPMD. TPMD shall have IPVC pre-approved promotional materials, which must be translated into the major languages spoken within the Territory at the sole cost of TPMD. TPMD's agents or partners will comply with the terms and limitations of this agreement and will sign documentation to that effect. TPMD is responsible for setting up an office, where customer calls can be answered, AIPVoice Communications (country name), and that sales and service can be handled in a professional manner.

     TPMD understands and agrees that IPVC has the right, in its sole and absolute discretion, should the following quota not be met to terminate and/or change TPMD Country Exclusivity.

     Quota: A minimum of $250,000.00 per month, per City must meet or exceeds in Exclusive Territory after a Six month ramp from installation. Should revenues not be met then signing fees that were original waved will be due and payable to IPVC. Total fees do $200,000.00

     Quota: A minimum of 20 Gateway must be deployed and installed to support customer's Exclusive Territory. This installation need to be done within One year

TPMD understands and agrees that Purchase price is due and payable at conclusion of the Beta Test period.

                                                 INIT _______INIT _______


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                                IPVoice.com, Inc.
                    TruePartner Master Distributor Agreement

                                   Appendix B

                             TPMD Wholesale Pricing

This Appendix B, dated July 19, 1999 by and between IPVoice.com, Inc. ("IPVC"), a Nevada Corporation, and Metroplus Communication Technology, Inc., TruePartner Master Distributor (TPMD), is attached to and made a part of the Agreement between IPVC and TPMD dated July 19, 1999 (the Agreement").

As set forth in this Schedule hereto, payment for Services shall be determined by the destination and duration of the calls, and at the per minute rates listed in the following Schedules. IPVC in its sole discretion and upon five (5) days advance written notice, may change such rates as it deems necessary; unless such changes are required by law, order, rule or regulation, whereupon IPVC will promptly notify TPMD of such changes and notice shall not act as a condition precedent thereto. TPMD agrees to prepay for all services and understands that no equipment will be shipped prior to payment. An estimated monthly amount will be posted each month for usage and finally determined at the end of each billing cycle.

Equipment Descriptions listed in Appendices D and E

A.   TrueConnect Gateway Wholesale Pricing for Domestic and International

     Product Sold             Pricing under this Agreement     Price for One (1)
     -------------            --------------------------------------------------
     TrueConnect Gateway
       Domestic    (T/1)        $49,894.82                         $59,894.82
       International (E/1)      $53,718.22                         $63,718.22
     Added Gateways (Pricing does not include install or travel)
       Domestic                 $39,894.82                         $44,894.82
       International            $43,718.22                         $48,718.22
     T-1 Cards                  $ 6,300.00                         $ 6,500.00
     E-1 Cards                  $ 6,500.00                         $ 6,700.00

B. TrueConnect Gateway=s using MultiCom software but no network applications or resale of minutes:

     Per Customer Location:        (Pricing not available under this agreement.)

Should market conditions change IPVC reserves the right to modify the pricing structure.

"Net Revenues" shall mean gross revenues actually received by IPVC or TPMD for sales of the services defined in this Agreement, less IPVC's cost of, including but not limited to, taxes, duties, discounts, license fees, equipment, network, labor, refunds and administrative costs. Both IPVC and TPMD shall determine rates and commissions for any IPVC network used by TPMD customer switching in TPMD's Territory.

In order to stay competitive and in order to maximize return, IPVC shall require that in the event of an 800-toll free access number being used, that the number be changed periodically. TPMD specifically agrees to contact customers to make the required number changes within receipt of two weeks notice by IPVC.

                                     Page 11                      Confidential
                                                               February 9, 1999

                                IPVoice.com, Inc.
                    TruePartner Master Distributor Agreement

                             Appendix B (Continued)



IPVC will give a minimum of two weeks notice after which toll free number change is required. IPVC may invalidate this Agreement if TPMD fails to make the required changes without agreed written notice from IPVC for delays.


IPVoice.com, Inc.
                              By: /s/ Barbara S. Will
                              -------------------------
                              Barbara S. Will, President and C.O.O.


Metroplus Communication Technology, Inc.

                              By:  /s/ Mark Jensen
                              -------------------------
                              Name:   Mark Jensen, Marketing Director







                                     Page 12                      Confidential
                                                               February 9, 1999

                                IPVoice.com, Inc.
                    TruePartner Master Distributor Agreement


                                  Contact Form

This contact form must be filled out, dated and submitted to IPVoice by mail, fax or e-mail for every potential customer, distributor, sub-agent or client that the TPMD proposes to list in its base of working accounts. TPMD understands and agrees that should submitted contact not sign an agreement after one-year from the time it was submitted to IPVoice, IPVoice shall have the right to contact and sell directly. (Unless otherwise agreed to in writing)


DATE SUBMITTED_______________________________________

SUBMITTED BY: ______________________ RECEIVED BY: ______________________

CUSTOMER'S NAME: _______________________________________________________
CONTACTS NAME: _________________________________________________________

DAYTIME OR OFFICE PHONE NUMBER: ________________________________________

AFTER HOURS NUMBER: ____________________________________________________

FAX NUMBER: _________________________E-MAIL ADDRESS: ___________________

ADDRESS:________________________________________________________________
________________________________________________________________________

CITY: _______________STATE/COUNTRY: ____________________ZIP_____________

COMMENTS: ______________________________________________________________
________________________________________________________________________

PROGRAMS/SERVICES OR PRODCTS ARE UNDER NEGOTIATIONS:

                                IPVoice.com, Inc.
                    TruePartner Master Distributor Agreement


                                   APPENDIX C
                               Lock Box Agreement

This Agreement dated July 19, 1999 is Between IPVoice.com, Inc/Independent network Srvices and its affiliated entities ("IPVC/INS") with business offices at 5901 South Middlefield Road, Suite 100, Littleton, CO 80123, and MetroPlus Communication Technology, Inc. ("Customer") with offices at 1250 West Hastings Street, Vancouver, BC V6E-2M4, and sets out the processing requirements to be performed by the Bank for IPVC/INS and the Customer. The parties hereto agree as follows:

1. Customer and IPVC/INS entered into a Business Service Agreement dated July 19, 1999 ("IPVC/INS Agreement") under which IPVC/INS provides Customer with certain telecommunications services.

2. The Bank maintains a lock box into which checks for the customer are to be processed. The Customer shall advise all its customers to send checks, drafts, or other orders for the payment of money (Aitems@) to the lock box addressed by the Bank.

3. The Bank shall endorse all items contained in such mail in the following manner:

          "Credit to the Account of the Within Named Payee Telecommunications Corporation"

     Should any items be returned to Purchaser by the drawee bank with a request for a personal endorsement, Purchaser authorizes Bank to endorse the item:

          "Pay to the Order of (Customer Name as indicated above)"

     The Bank shall exercise due care and caution in handling these items, but shall not be liable due to the special endorsement and handling.

4. It is understood by Customer that all items will be made payable to it; however, all items shall be sole and exclusive property of Customer and will immediately processed, endorsed and the funds credited to Customer's account at the Bank (the "Account") pursuant to the instructions which shall be in accordance with the applicable provisions of this Agreement. Items which are made payable other than as stated, with the exception that some items may be payable to an abbreviation of the foregoing name, will be

                                IPVoice.com, Inc.
                    TruePartner Master Distributor Agreement

     returned to Customer, unprocessed. The credit and collection of items shall be further subject to the same terms and conditions as would apply to deposits received by the Bank directly from the Customer.

5. The Bank shall maintain a microfilm record of all items deposited in processing sequence in order to reconstruct any specific deposit by means of duplicate photstats should the need arise and request be made by any party. Customer or IPVC/INS may receive photocopies of the microfilmed items at the Bank's customary rates by providing the deposit date and the deposit total.

6. Due care shall be taken by the Bank to guard processing of items where there exists an obvious dispute between Customer and end user. Such situations are anticipated to be rare and would be directed generally by notations on an item indicating "Payment in Full" or other such qualifying statements. Should such statements be typed or handwritten, the bank will exercise reasonable care to ensure the item will not be processed and will be returned to Customer.

7. IPVC/INS or its affiliated entities shall act on behalf of Customer as its pertains to processing daily bank lock box activity for the purpose of crediting its end user accounts.

8. The Bank will exercise reasonable care to ensure items which are postdated in excess of two (2) days shall be returned to Customer, unprocessed. All other postdated items shall be handled in the regular manner by the Bank.

9. The Bank will exercise reasonable care to ensure items which do not bear the drawer=s signature will not be deposited and shall be returned to Customer, unprocessed.

10. Items with discrepancies between written and numerical amounts will be guaranteed for the written amount whenever possible. Items which appear to the Bank to have been materially altered will not be deposited.

11. Items denominated in foreign currencies and drawn on foreign banks may be immediately credited at face value with foreign exchange settlement on the next business day.

12. At the end of each month, the Bank's regular statement covering the deposits to and withdrawals from the Customer's account is to be mailed to the Customer at the address provided herein.

                                IPVoice.com, Inc.
                    TruePartner Master Distributor Agreement


13. The Bank shall mail IPVC/INS or an affiliated entity on behalf of Customer a copy o the deposit slip for deposits that were made into the account each business day. The Bank shall mail IPVC/INS for an affiliated entity any envelopes, remittance papers and other detail which might be included in the remittance envelope.

14.  All returned items shall be handled in the following manner:

     a) Any dishonored items for an amount less than $1,000.00 which is returned because of insufficient funds will be automatically redeposited a second time.

     b) Any dishonored item which has been returned for the second time or any item which has been returned for reasons other than insufficent funds, such as but not limited to, account closed or payment stopped, shall be charged back to the Account

     c) Any dishonored items for an amount equal to or greater than $1,000.00 shall be charged back to the Account.

     d) The Bank shall give Customer reasonable notice of any returned items to be charged back to the Account.

     e) Customer shall at all times maintain a minimum balance in the Account of $1,000.00 to cover any chargebacks. Although Customer is ultimately responsible for the paymant of any chargebacks, the Bank reserves the right to charge the Account if there is insufficient funds in the Account to cover the chargebscks.

15. IPVC/INS's interest in the items arises out of its performance of services for the Customer's end users and IPVC/INS's security interest in account receivable from such customers. The Bank recognizes IPVC/INS's continuing security interest in all items deposited in the Account, and the proceeds thereof, Customer agrees to indemnify and hold the Bank harmless against loss to the Bank as the result of the dishonor of any item and chargeback of items to the Account in accordance with Section 14. Further, Customer agrees to pay within thirty (30) days of receipt thereof, any documented invoice from the Bank under this indemnity.

16. Any contact with Purchaser and.or IPVC/INS or its affiliated entities regarding operational matters should be directed to Peter M. Stazzone at 602-335-1231, ext. 306; oor 1-800-388- 4542, ext. 306.

                                IPVoice.com, Inc.
                    TruePartner Master Distributor Agreement


17. All Bank maintenance charges and fees relating to the arrangements under this Agreement shall be charged directly to Customer on a monthly basis. Bank maintenance charges and fees will be charged directly to Customer=s operating account managed by the Bank.

18. The Bank shall have the right to credit or debit the Account to correct processing mistakes which are capable of correction. Copies of credit cards or debit items shall be sent to IPVC/INS or its affiliated entities on behalf of Customer. Any discrepancies in the Account statement or involving items identified on said statement must be reported to the Bank within sixty (60) days from the date of mailing, delivery or availability of the first item and statement.

19.  Deposits/Withdrawals

         All funds collected on behalf of the Customer shall be automatically deposited to the Customer's account as follows:

         Bank

         Account No.

         ABA Routing

20. Notices. Any Notice, instrument or other communication required or permitted to be given by one of the parties hereto to any other party under this Agreement is considered as properly given if (I) delivered in person,
     (ii) sent by facsimile transmission with the original then mailed by first-class mail, or (iii) mailed by first class, registered or certified, with return receipt requested and postage prepaid, to the following addresses, which may be changed by giving the other parties thirty (30) days advance written notice:

 If to IPVC/INS:        IPVoice.com, Inc.
                        5901 South Middlefield Road, #100
                        Littleton, CO 80123

If to Customer:         MetroPlus Communication Technology, Inc.
                        1250 West Hastings Street
                        Vancouver, BC V6E-2M4 Canada

                                IPVoice.com, Inc.
                    TruePartner Master Distributor Agreement

21. This Agreement cannot be modified, altered or amended except by written agreement specifically referring to this Agreement and signed by all parties hereto:

22. Either party may terminate this Agreement by written notice delivered by Customer and IPVC/INS thirty (30) days prior to the effective date of such termination. Notices shall be personally delivered or sent by overnight courier to the persons specified in Section 24. No such termination shall impair the rights or obligations of any party with respect to items received or processed prior to the effective date of the termination.

23. Relationship of parties. This Agreement does not constitute any of the parties as agent or principal of any other party.

24. Entire Agreement. This Agreement (and any documents referenced specifically herein) evidence the entire agreement between the parties in connection with the operation of the lock box and the Collected Funds, and no other agreements may be considered or adopted or binding, in whole or in part, by or upon any of the parties and no additional obligations of the Escrow Agent may be inferred from the terms of This Agreement or any other Agreement. This Agreement may only be amended in writing signed by all of the parties.

25.  Captions.   Paragraph   headings  and  captions   have  been  inserted  for
     convenience only and do not in any way limit the provisions set out in these various paragraphs hereof.

26. Choice of Law. This Agreement shall be construed under the laws of the state of Arizona without regard to choice of law principles.

27. Assignment. This Agreement may not be assigned or transferred without the prior written consent of the other parties. This Agreement inures to the benefit of each of the parties, their successors and assigns.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives to be effective as of the date and year first written above.

CUSTOMER:                                     IPVOICE.COM, INC.

By:  /s/ Mark Jensen                          By: /s/Barbara S. Will
----------------------                        ------------------------------
Printed Name:  Mark Jensen                    Printed Name: Barbara S. Will
Title:   Marketing Director                   Title:   President & CEO

                                IPVoice.com, Inc.
                    TruePartner Master Distributor Agreement


                                   Appendix D

                               TrueConnect Gateway
                      T-1 Applications Sale and Price Sheet
                      T-1 Applications Sale and Price Sheet
Description
         USA Domestic and some International Locations
         USA Domestic and some International LocationsEach TrueConnect Gateway is set up with (2) T-1 Cards and has the capacity to hold (4) T-1 Cards. Each card should be able to handle 250,000 minutes per month.
         Each TrueConnect Gateway is set up with (2) T-1 Cards and has the capacity to hold (4) T-1 Cards. Each card should be able to handle 250,000 minutes per month.IPVoice does not recommend that you operate your Gateways with (4) Cards to insure optimum performance. IPVoice does not recommend that you operate your Gateways with (4) Cards to insure optimum performance.As minutes grow, Gateway can be added to support growth.

Sales Price:
         First TrueConnect Gateway
         TrueConnect Gateway Adds
         TrueConnect Gateway Adds
         T-1 Cards

Licensing Fees for MultiCom
         Set up Fee of       $50,000.00
         Monthly Fee of      $5000.00 or $0.0025 per call record
                                           (which is ever greater

Equipment
One each of the following:
         Computer with Keyboard, Sound Card, Monitor, Network Card, Windows, NT Server, Network Hub, Surge Protection, Cable, Modem, Manual

Hardware
One each of the following:
         AGRT2S, TX3000, Fusion 2.0 for NT, G.723.1, H.323 Stack

Other Hardware and Qty
          2    AG-T1+RT2 Cards
         48    G.723.1 runtime
         48    H.323 runtime

Software
         MultiCom Software
         TrueConnect Switch Software
         PCAnywhere Software

Shipping and handling
         Cost will vary.

                                     Page 13                      Confidential
                                                               February 9, 1999

                                IPVoice.com, Inc.
                    TruePartner Master Distributor Agreement

                                   Appendix E
                               TrueConnect Gateway
                      E-1 Applications Sale and Price Sheet

Description
              For use in most International Locations
              Each TrueConnect Gateway is set up with (2) E-1 Cards and has capacity to hold (4) E-1 Cards.Each card should be able to handle
                 250,000  minutes  per  month.
              IPVoice does not recommend that you operate your Gateways with (4)
                 Cards to insure  optimum  performance.
              As minutes grow Gateway, can be added to support growth.

Sales Price:
         First TrueConnect Gateway
         TrueConnect Gateway Adds
         E-1 Cards

Licensing Fees for MultiCom
         Set up Fee of     $50,000
         Monthly Fee of    $5000.00 or $0.0025 per call record
                                         (which is ever greater

Equipment
One each of the following:
         Computer with Keyboard, Sound Card, Monitor, Network Card, Windows, NT Server, Network Hub, Surge Protection, Cable, Modem, Manual

Hardware One each of the following:
         AGRT2S, TX3000, Fusion 2.0 for NT, G.723.1, H.323 Stack

Other Hardware and Qty
          2    AG-E1+RT2 Cards
         60    G.723.1 runtime
         60    H.323 runtime

Software
         MultiCom Software
         TrueConnect Switch Software
         PCAnywhere Software

Shipping and handling
         Cost will vary.



                                     Page 14                      Confidential
                                                               February 9, 1999

                                IPVoice.com, Inc.
                    TruePartner Master Distributor Agreement

                                   Appendix F

                      TrueConnect System/Site Requirements
                             Last Revised: 10/23/98


    This document outlines the system and site requirements needed to install and operate a TrueConnect Internet Telephony Gateway.

Primary Gateway Hardware (Provided by IPVoice):

     Chassis: 19" Rack Mountable
     CPU: Intel 266Mhz CPU with 64 MB Ram
     Disks: 3-5GB Hard Disk with CD-ROM
     PSTN: IPVoice T1/E1/ Analog Interface Card
     VoIP: IPVoice PSTN/VoIP Translator Card

Software Configuration (Provided by IPVoice):

     Windows NT 4.0 Server
     TrueConnect Call Control v1.0
     MultiCom Billing v3.3 Access Included

Optional Components:

     Additional IPVoice T1/E1/PSTN  Interface cards
     Site Requirements  (Provided by TruePartner):
     T1/E1 to the local PSTN for local termination/origination (bi-directional) Dedicated connection to the Internet Backbone (High Bandwidth)
     10/100Base-T Ethernet  connection Cable
     Dedicated IP Address for the TrueConnect Gateway
     Dedicated Phone Line at Install Site (for emergency access to gateway) 8-Port 10-Base-T Hub (If required by ISP)
     Uninterruptable  Power Supply (UPS)




                                     Page 15                      Confidential
                                                               February 9, 1999

                                IPVoice.com, Inc.
                    TruePartner Master Distributor Agreement

                                   Appendix G

                       Pre Installation Testing Procedures

_1. Customer must acquire a facility providing both Internet connectivity and PSTN connectivity

_2.  Customer must obtain a unique IP Address for the TrueConnect Gateway

_3.  Customer must provide the IP Address of the Gateway to IPVoice

_4. Customer must provide the IP Address of the router that will be used for the gateway

_5.  Customer must conduct latency testing and transmit this data to IPVoice

_6.  Customer must obtain Internet access from their office. (Dial-Up or LAN)


                                 Latency Testing

_1. Customer must set up a computer at the facility using the IP address for the Gateway

_2. Run the "ping" utility continuously for a period no less than 72 hours. (Target IP Address for the ping is: 204.181.36.24)

_3.  Send the output to IPVoice



                                     Page 16                      Confidential
                                                               February 9, 1999

                                IPVoice.com, Inc.
                    TruePartner Master Distributor Agreement

                                   Appendix H

                      Beta Testing Functionality Checklist




MultiCom

1.   Remote Access via ProComm 3.+  (Requires  Internet  Connection  from Office
     Site)
2.   Customer Management
3.   Customer Invoicing
4.   Agent Management
5.   Account Management
6.   System Reports (printing requires HP III compatible Laser Printer)
7.   Real-Time Traffic Information
8.   Debit Card Creation and Management
9.   Rate Table Management



TrueConnect Gateway

1.   Receive and Authorize Inbound Customer Calls
2.   Terminate Customer Calls
3.   Rate Calls and Debit Customer Accounts
4.   Basic Voice Prompts (English)





                                     Page 17                      Confidential
                                                               February 9, 1999

                                IPVoice.com, Inc.
                    TruePartner Master Distributor Agreement

                                   Appendix I

                              Prepaid Calling Cards







                                     Page 18                      Confidential
                                                               February 9, 1999